FOR IMMEDIATE RELEASE Castle Brands Inc. 570 Lexington Avenue New York, NY 10022 646-356-0200 www.castlebrandsinc.com
Investor Relations Contact: Integrated Corporate Relations Kathleen Heaney (203) 803-3585 ir@castlebrandsinc.com

Castle Brands Announces Preliminary Fourth Quarter and

Fiscal 2007 Case Sales

Case Sales Increase Approximately 48% for the Quarter

NEW YORK, NY, April 9, 2007.  Castle Brands Inc. (AMEX:ROX), an emerging international premium spirits company announced today that preliminary case sales for the fourth quarter of its fiscal year 2007 ended March 31, 2007 were approximately 72,000, an increase of 48% over the comparable period in the prior year.  Volume was driven by strong sales in the United States, with Boru Vodka a significant contributor to this growth.

Based on its preliminary case sales in its fourth quarter, the Company expects that case sales for fiscal year 2007 will total approximately 314,000, an increase of 18% over the prior year.  This increase represents growth of approximately 26% in the US and 7% internationally. Growth in the Company’s flagship brands was partially offset by reduced sales of certain lower-priced Irish cream products which accounted for 23,160 cases in FY 2006 and only approximately 8,000 cases in FY 2007.  Case sale numbers will not be finalized until the completion of the Company’s year-end audit. Similarly, the Company will not report on revenues, margins and costs until the completion of the audit.

Mark Andrews, the Company’s Chief Executive Officer, commented, “We are pleased with the volume growth that we were able to deliver.  Our products continue to gain acceptance and I am particularly pleased with the recent launch of Boru in new packaging.  We look forward to building on this momentum in the current year.”

More about Castle Brands Inc.

Castle Brands is an emerging developer and international marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, whiskey and liqueurs/cordials. Castle Brands' portfolio includes Boru® Vodka, Gosling's Rums™, Sea Wynde® Rum, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson's™ and Jefferson's Reserve® Bourbon, Sam Houston® Bourbon, Celtic Crossing® Liqueur, Pallini® Limoncello™, Raspicello™ and Peachcello™ and Brady's® Irish Cream.

Forward Looking Statements

This press release includes statements of our expectations, intentions plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "expects," "predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions, in this press release to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

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